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                                 EXHIBIT 99.5


                   Salary Investment Stock Option Agreement
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                                SEQUENOM, INC.

                   SALARY INVESTMENT STOCK OPTION AGREEMENT
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RECITALS
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     A.  The Corporation has implemented a special Salary Investment Option
Grant Program under the Plan pursuant to which selected employees may, by prior irrevocable election, apply a portion of their base salary each year to the acquisition of a special stock option grant.

     B. Optionee has made the requisite election to apply a portion of his or her base salary to the acquisition of the special option, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of such special option to Optionee.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

         NOW, THEREFORE, it is hereby agreed as follows:

         1.   GRANT OF OPTION. The Corporation hereby grants to Optionee, as of
              ---------------
the Grant Date, a Non-Statutory Stock Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

         2.   OPTION TERM. This option shall have a term of ten (10) years
              -----------
measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 8.

         3.   LIMITED TRANSFERABILITY.
              -----------------------

              (a) This option may be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

              (b) Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee's will or the laws of inheritance. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee's death.

         4.   DATES OF EXERCISE. This option shall become exercisable for the
              -----------------
Option Shares in a series of successive equal monthly installments as specified in the Grant Notice. As the option becomes exercisable for one or more of those installments, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 8.

         5.   CESSATION OF SERVICE. The option term specified in Paragraph 2
              --------------------
shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                   (i) Should Optionee cease to remain in Service for any reason other than Misconduct while this option is outstanding, then period during which this option may be exercised shall be reduced to a three (3)- year period measured from the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.

                   (ii)    Should Optionee die while holding this option,
     then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or the laws of inheritance shall have the right to exercise this option. However, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee's death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the three (3)-year period measured from
     -------
     the date of Optionee's cessation of Service or (ii) the Expiration Date.

                   (iii) During the applicable post-Service exercise period, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised. However, this option shall immediately, upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any and all Option Shares for which the option is not otherwise at that time exercisable.

                   (iv) Should Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

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         6.   CORPORATE TRANSACTION.
              ---------------------

              (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable for all the Option Shares, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. Immediately following such Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

              (b) To the extent assumed by the successor corporation (or parent thereof) in connection with such Corporate Transaction, this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise P rice, provided the aggregate Exercise Price
                                           --------
shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction. This option, as so assumed, shall remain fully exercisable for all the Option Shares subject to such option until the earliest to occur of (i) the expiration of the
                                 --------
three (3)-year period measured from the date of Optionee's cessation of Service,
(ii) the specified Expiration Date, (iii) the cash-out of this option pursuant to the provisions of Paragraph 8 or (iv) the sooner termination of this option under Paragraph 5.

              (c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         7.   CHANGE IN CONTROL.
              -----------------

              (a) This option, to the extent outstanding at the time of a Change of Control but not otherwise fully exercisable for all the Option Shares, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock.

              (b) The option shall remain exercisable for such fully vested Option Shares until the earliest to occur of (i) the expiration of the three
                        --------
(3)-year period measured from the date of Optionee's cessation of Service, (ii) the specified Expiration Date, (iii) the termination of this option in connection with a Corporate Transaction, (iv) the cash-out of this option pursuant to the provisions of Paragraph 8 or (v) the sooner termination of this option under Paragraph 5.


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         8.   HOSTILE TAKE-OVER. Optionee is hereby granted a limited stock
              -----------------
appreciation right exercisable upon the following terms and conditions:

              (a) Optionee shall have the unconditional right, exercisable at any time during the thirty (30)-day period immediately following a Hostile Take-Over, to surrender this option to the Corporation. In return for the surrendered option, Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time subject to the surrendered option (whether or not the option is otherwise at that time exercisable for those Option Shares) over
(B) the aggregate Exercise Price payable for such shares.

              (b) To exercise this limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) business days following such delivery date. The exercise of the limited stock appreciation right in accordance with the terms of this Paragraph 8 is hereby pre-approved by the Plan Administrator in advance of such exercise, and no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the Option Shares for which the option has been surrendered, and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. The option shall, however, remain outstanding for the balance of the Option Shares (if any) in accordance with the terms of this Agreement, and the Corporation shall issue a replacement stock option agreement (substantially in the same form as this Agreement) for those remaining Option Shares.

              (c) In no event may this limited stock appreciation right be exercised when there is not a positive spread between the Fair Market Value of the Option Shares subject to the surrendered option and the aggregate Exercise Price payable for such shares. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee, except to the extent the option is transferred in accordance with the provisions of this Agreement.

         9.   STOCKHOLDER RIGHTS.  The holder of this option shall not have any
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stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

         10.  ADJUSTMENT IN OPTION SHARES. Should any change be made to the
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Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.


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         11.  MANNER OF EXERCISING OPTION.
              ---------------------------

              (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                   (i) Execute and deliver to the Corporation a Notice of Exercise for the number of Option Shares for which the option is exercised.

                   (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                           (A)  cash or check made payable to the Corporation;

                           (B) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                           (C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

              Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise.

                   (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                   (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.


                                       5
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              (b)  As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares.

              (c) In no event may this option be exercised for any fractional shares.

         12.  COMPLIANCE WITH LAWS AND REGULATIONS.
              ------------------------------------

              (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

              (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

         13.  SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in
              ----------------------
Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns, the legal representatives, heirs and legatees of Optionee's estate and any beneficiaries of this option designated by Optionee.

         14.  NOTICES. Any notice required to be given or delivered to the
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Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         15.  CONSTRUCTION. This Agreement and the option evidenced hereby are
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made and pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

         16.  GOVERNING LAW. The interpretation, performance and enforcement of
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this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.



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         17.  EXCESS SHARES. If the Option Shares covered by this Agreement
              -------------
exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.


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

                                   APPENDIX
                                   --------

     The following definitions shall be in effect under the Agreement:

     A.   AGREEMENT shall mean this Salary Investment Stock Option
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Agreement.

     B.   BOARD shall mean the Corporation's Board of Directors.
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     C.   CHANGE IN CONTROL shall mean a change in ownership or control of the
          -----------------
Corporation effected through either of the following transactions:

              (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

              (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time the Board approved such election or nomination.

     D.  CODE shall mean the Internal Revenue Code of 1986, as amended.

     E.  COMMON STOCK shall mean the Corporation's common stock.
         ------------

     F.  CORPORATE TRANSACTION shall mean either of the following stockholder-
         ---------------------
approved transactions to which the Corporation is a party:

              (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

              (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

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

     G.  CORPORATION shall mean Sequenom, Inc., a Delaware corporation, and any
         -----------
successor corporation to all or substantially all of the assets or voting stock of Sequenom, Inc. which shall by appropriate action adopt the Plan.

     H.  EMPLOYEE shall mean an individual who is in the employ of the
         --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     I.  EXERCISE DATE shall mean the date on which the option shall have been
         -------------
exercised in accordance with Paragraph 11 of the Agreement.

     J.  EXERCISE PRICE shall mean the exercise price per share as specified in
         --------------
the Grant Notice.

     K.  EXPIRATION DATE shall mean the date on which the option expires as
         ---------------
specified in the Grant Notice.

     L.  FAIR MARKET VALUE per share of Common Stock on any relevant date shall
         -----------------
be determined in accordance with the following provisions:

              (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no
                                      -----------------------
     closing selling price quoted for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If
                                                    -----------------------
     there is no closing selling price quoted for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     M.  GRANT DATE shall mean the date of grant of the option as specified in
         ----------
the Grant Notice.

     N.  GRANT NOTICE shall mean the Notice of Grant of Stock Option under the
         ------------
Salary Investment Grant Program accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     O.  HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly,
         -----------------
by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

     P.  MISCONDUCT shall mean the commission of any act of fraud, embezzlement
         ----------
or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Coproraiton (or any Parent or Subsidiary).

     Q.  NON-STATUTORY STOCK OPTION shall mean an option not intended to satisfy
         --------------------------
the requirements of Code Section 422.

     R.  NOTICE OF EXERCISE shall mean the written notice of the option exercise
         ------------------
on the form provided by the Corporation for such purpose.

     S.  OPTION SHARES shall mean the number of shares of Common Stock subject
         -------------
to the option as specified in the Grant Notice.

     T.  OPTIONEE shall mean the person to whom the option is granted as
         --------
specified in the Grant Notice.

     U.  PARENT shall mean any corporation (other than the Corporation) in an
         ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     V.  PLAN shall mean the Corporation's 1999 Stock Incentive Plan.
         ----

     W.  PLAN ADMINISTRATOR shall mean either the Board or a committee of Board
         ------------------
members, to the extent the committee is at the time responsible for the administration of the Plan.

     X.  SERVICE shall mean the Optionee's performance of services for the
         -------
Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

     Y.  STOCK EXCHANGE shall mean the American Stock Exchange or the New York
         --------------
Stock Exchange.

     Z.  SUBSIDIARY shall mean any corporation (other than the Corporation) in
         ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     AA. TAKE-OVER PRICE per share shall mean the greater of (A) the Fair Market
         ---------------                          -------
Value per Option Share on the option surrender date under Paragraph 8 or (B) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over.